EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE
Cheniere Partners Reports Third Quarter 2017 Results, Revises 2017 Guidance and Provides Full Year 2018 Distribution Guidance

Summary of Third Quarter 2017 Results (in millions, except LNG data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues	$903	$331	$2,786	$549
Net income (loss)	$23	$(82)	$116	$(257)
Adjusted EBITDA[1]	$298	$100	$900	$164
LNG exported:
Number of cargoes	44	18	135	33
Volumes (TBtu)	160	62	482	114
LNG volumes loaded (TBtu)	162	61	483	114

Revised 2017 Full Year Distribution Guidance

2017
Distribution per Unit	$1.73	-	$1.80

2018 Full Year Distribution Guidance

2018
Distribution per Unit	$2.00	-	$2.20
Recent Achievements
Strategic

•
As of October 31, 2017, more than 200 cumulative LNG cargoes had been produced, loaded, and exported from the SPL Project (defined below), with deliveries completed to 25 countries worldwide. Sabine Pass Liquefaction, LLC has successfully fulfilled its obligations to the foundation customers of Trains 1-3 and provided LNG to the marketing function of Cheniere Energy, Inc.

Operational

•	Substantial completion of Train 4 of the SPL Project was achieved in October 2017, more than five months ahead of the guaranteed completion date.

•	LNG production operations at the SPL Project continued uninterrupted during Hurricane Harvey.
Financial

•
In August 2017, the Date of First Commercial Delivery (“DFCD”) relating to Train 2 of the SPL Project was reached under the respective 20-year Sale and Purchase Agreements (“SPAs”) with Gas Natural Fenosa LNG GOM, Limited and BG Gulf Coast LNG, LLC.

___________________________
1 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

•
In September 2017, we issued an aggregate principal amount of $1.5 billion of 5.250% Senior Notes due 2025 (“the 2025 CQP Senior Notes”). Net proceeds of the offering, after deducting commissions, fees and expenses, were used to prepay a portion of the outstanding indebtedness under our credit facilities.

•	In September 2017, Moody’s Investors Service, S&P Global Ratings and Fitch Ratings assigned ratings of Ba2 / BB / BB, respectively to the 2025 CQP Senior Notes.
Liquefaction Project Update

SPL Project
Liquefaction Train	Trains 1-3	Train 4	Train 5	Train 6
Project Status	Operational	Operational	Under Construction	Permitted
Expected Substantial Completion	Complete	Complete	2H 2019	—
Expected DFCD Window Start	Complete	1H 2018	2H 2019	—
Construction operations at the SPL Project have returned to productivity levels achieved prior to Hurricane Harvey.
Houston, Texas - November 14, 2017 - Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) reported net income of $23 million and $116 million for the three and nine months ended September 30, 2017, respectively, compared to net losses of $82 million and $257 million for the comparable periods in 2016. Adjusted EBITDA1 for the three and nine months ended September 30, 2017 was $298 million and $900 million, respectively, compared to $100 million and $164 million for the comparable 2016 periods.
During the three and nine months ended September 30, 2017, 44 and 135 LNG cargoes, respectively, were exported from the SPL Project, of which 5 and 12, respectively, were commissioning cargoes.

Variances in results of operations for the three and nine months ended September 30, 2017, as compared to the three and nine months ended September 30, 2016, were primarily driven by increased income from operations, due primarily to the timing of completion of Trains and the length of each Train’s operations within the periods being compared, partially offset by increased interest expense, net of amounts capitalized. Total revenues increased $572 million and $2.2 billion during the three and nine months ended September 30, 2017, respectively, as compared to the three and nine months ended September 30, 2016, respectively, primarily due to the increased volume of LNG sold that was recognized as revenues following the achievement of substantial completion of these Trains.
Total operating costs and expenses increased $423 million and $1.7 billion during the three and nine months ended September 30, 2017, respectively, compared to the three and nine months ended September 30, 2016. The increase in total operating costs and expenses was primarily due to an increase in cost of sales and, to a lesser extent, from increases in operating and maintenance expense and depreciation and amortization expense, partially offset by a decrease in general and administrative expense.
SPL Project Update
Through Cheniere Partners, we are developing up to six Trains at the Sabine Pass LNG terminal adjacent to the existing regasification facilities (the “SPL Project”). Each Train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 million tonnes per annum (“mtpa”) of LNG. Trains 1 through 4 are operational, Train 5 is under construction, and Train 6 is being commercialized and has all necessary regulatory approvals in place.
Distributions to Unitholders
We will pay a cash distribution per common unit and subordinated unit of $0.44 to unitholders of record as of November 3, 2017 and the related general partner distribution on November 14, 2017.

Investor Conference Call and Webcast
Cheniere Energy, Inc. will host a conference call to discuss its financial and operating results for the third quarter on Tuesday, November 14, 2017, at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation may include financial and operating results or other information regarding Cheniere Partners.

About Cheniere Partners
Through its wholly owned subsidiary, Sabine Pass LNG, L.P., Cheniere Partners owns 100% of the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, on the Sabine-Neches Waterway less than four miles from the Gulf Coast. The Sabine Pass LNG terminal includes existing infrastructure of five LNG storage tanks with capacity of approximately 16.9 billion cubic feet equivalent (Bcfe), two marine berths that can accommodate vessels with nominal capacity of up to 266,000 cubic meters and vaporizers with regasification capacity of approximately 4.0 Bcf/d. Through its wholly owned subsidiary, Cheniere Creole Trail Pipeline, L.P., Cheniere Partners also owns a 94-mile pipeline that interconnects the Sabine Pass LNG terminal with a number of large interstate pipelines.

Cheniere Partners, through its subsidiary, SPL, is developing, constructing, and operating natural gas liquefaction facilities at the Sabine Pass LNG terminal adjacent to the existing regasification facilities. Cheniere Partners, through SPL, plans to construct over time up to six liquefaction trains, which are in various stages of development, construction, and operations. Trains 1 through 4 are operational, Train 5 is under construction and Train 6 is being commercialized and has all necessary regulatory approvals in place. Each liquefaction train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 mtpa of LNG. SPL has entered into six third-party LNG SPAs that in the aggregate equate to approximately 19.75 mtpa of LNG and commence with the date of first commercial delivery of Trains 1 through 5 as specified in the respective SPAs.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

 (Financial Table Follows)

Cheniere Energy Partners, L.P.
Consolidated Statements of Operations
(in millions, except per unit data) (1)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues
LNG revenues	$723	$249	$1,718	$334
LNG revenues—affiliate	111	16	864	16
Regasification revenues	65	64	195	194
Other revenues	3	1	7	2
Other revenues—affiliate	1	1	2	3
Total revenues	903	331	2,786	549

Operating costs and expenses
Cost of sales (excluding depreciation and amortization expense shown separately below)	490	159	1,580	212
Cost of sales—affiliate	—	1	—	1
Operating and maintenance expense	73	38	205	80
Operating and maintenance expense—affiliate	31	14	70	36
Development expense	1	—	2	—
General and administrative expense	5	2	10	9
General and administrative expense—affiliate	18	25	63	68
Depreciation and amortization expense	87	44	239	92
Other	1	—	1	—
Total operating costs and expenses	706	283	2,170	498

Income from operations	197	48	616	51

Other income (expense)
Interest expense, net of capitalized interest	(153)	(114)	(437)	(229)
Loss on early extinguishment of debt	(25)	(26)	(67)	(54)
Derivative gain (loss), net	1	10	(2)	(26)
Other income	3	—	6	1
Total other expense	(174)	(130)	(500)	(308)

Net income (loss)	$23	$(82)	$116	$(257)

Basic and diluted net loss per common unit	$(1.10)	$(0.27)	$(4.12)	$(0.56)

Weighted average number of common units outstanding used for basic and diluted net loss per common unit calculation	247.2	57.1	121.2	57.1

(1)	Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission.

Cheniere Energy Partners, L.P.
Consolidated Balance Sheets
(in millions, except unit data) (1)

	September 30,	December 31,
	2017	2016
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$—	$—
Restricted cash	1,395	605
Accounts and other receivables	172	90
Accounts receivable—affiliate	18	99
Advances to affiliate	57	38
Inventory	77	97
Other current assets	35	29
Total current assets	1,754	958

Non-current restricted cash	48	—
Property, plant and equipment, net	15,097	14,158
Debt issuance costs, net	42	121
Non-current derivative assets	37	83
Other non-current assets, net	213	222
Total assets	$17,191	$15,542

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities
Accounts payable	$24	$27
Accrued liabilities	419	418
Current debt	—	224
Due to affiliates	55	99
Deferred revenue	134	73
Deferred revenue—affiliate	1	1
Derivative liabilities	4	14
Total current liabilities	637	856

Long-term debt, net	16,040	14,209
Non-current deferred revenue	2	5
Non-current derivative liabilities	2	2
Other non-current liabilities—affiliate	25	27

Partners’ equity
Common unitholders’ interest (348.6 million units and 57.1 million units issued and outstanding at September 30, 2017 and December 31, 2016, respectively)	1,559	130
Class B unitholders’ interest (zero and 145.3 million units issued and outstanding at September 30, 2017 and December 31, 2016, respectively)	—	62
Subordinated unitholders’ interest (135.4 million units issued and outstanding at September 30, 2017 and December 31, 2016)	(1,086)	240
General partner’s interest (2% interest with 9.9 million units and 6.9 million units issued and outstanding at September 30, 2017 and December 31, 2016, respectively)	12	11
Total partners’ equity	485	443
Total liabilities and partners’ equity	$17,191	$15,542

(1)	Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures

Regulation G Reconciliation

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure that is used to facilitate comparisons of operating performance across periods. This non-GAAP measure should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP, and the reconciliation from these results should be carefully evaluated.

Adjusted EBITDA is calculated by taking net income (loss) before interest expense, net of capitalized interest, changes in the fair value and settlement of our interest rate derivatives, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt and changes in the fair value of our commodity derivatives. Adjusted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of business performance. Management believes Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, the exclusion of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance enables comparability to prior period performance and trend analysis.

Adjusted EBITDA

The following table reconciles our Adjusted EBITDA to U.S. GAAP results for the three and nine months ended September 30, 2017 and 2016 (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income (loss)	$23	$(82)	$116	$(257)
Interest expense, net of capitalized interest	153	114	437	229
Loss on early extinguishment of debt	25	26	67	54
Derivative loss (gain), net	(1)	(10)	2	26
Other income	(3)	—	(6)	(1)
Income from operations	$197	$48	$616	$51
Adjustments to reconcile income from operations to Adjusted EBITDA:
Depreciation and amortization expense	87	44	239	92
Loss from changes in fair value of commodity derivatives, net	14	8	45	21
Adjusted EBITDA	$298	$100	$900	$164

CONTACTS:

Investors
Randy Bhatia:	713-375-5479
Megan Light:	713-375-5492

Media
Eben Burnham-Snyder:	713-375-5764